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                                                                     EXHIBIT 4.2

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      COLORADO GREENHOUSE HOLDINGS, INC.


     Colorado Greenhouse Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Colorado Greenhouse Holdings, Inc. The original name of the corporation was Colorado Greenhouse, Inc. The corporation's name was changed in connection with a reorganization in January 1997 to Colorado Greenhouse Holdings, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 1996. The Certificate of Incorporation of the corporation was amended pursuant to the following: Amended and Restated Certificate of Incorporation filed on January 17, 1997; Certificate of Designations of Series B Convertible Preferred Stock filed on January 23, 1997; Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock filed on October 21, 1997; Certificate of Amendment filed on October 21, 1997; Certificate of Amendment filed on May 4, 1998; Certificate of Designations of Series C Convertible Preferred Stock filed on May 4, 1998; and Restated Certificate of Incorporation filed on June 1, 1998.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's board of directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least
(i) a majority of the outstanding shares of the Common Stock, Series A Preferred Stock, and Series C Preferred Stock voting as a single class in accordance with
Section 228 of the General Corporation Law and the Restated Certificate of Incorporation, and (ii) 66 2/3% of the outstanding shares of Series B Preferred Stock in accordance with the Restated Certificate of Incorporation, and written notice having been given in accordance with the requirements of Section 228.
The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

     3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:


                                   ARTICLE I

     The name of the corporation is Colorado Greenhouse Holdings, Inc.
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                                   ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activities for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.


                                   ARTICLE IV

     1.   Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock that the corporation is authorized to issue is 55,000,000, and the total number of shares of Preferred Stock that the corporation is authorized to issue is 3,000,000.

     2.   Issuance of Preferred Stock.  The Preferred Stock authorized by this
          ---------------------------
Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the board of directors or a committee of the board of directors, to the extent permitted by law and the bylaws of the corporation or a resolution of the board of directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise herein expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the board of directors,

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providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preference and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     3.   Rights, Preferences, Privileges and Restrictions of Common Stock.  All
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shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          (a) Dividend Rights. When, as and if dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Common Stock will be entitled to share equally in and receive, in accordance with the number of shares of Common Stock held by each such holder, such dividends. Dividends payable under this Section 3(a) shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the corporation on the record date fixed by the board of directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section 3(a) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

          Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the corporation's board of directors or paid or set apart for payment by the corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

          (b) Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

          (c) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

          (d) Other Rights. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or as otherwise provided herein, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the board of directors, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally with all other holders of Common Stock all of the assets and funds of the corporation remaining after the payment to the holders of the Preferred Stock, of the specific amounts which they are entitled to receive upon such liquidation.


                                   ARTICLE V

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     1.   Number of Directors.  The number of directors of the corporation shall
          -------------------
not be less than five nor more than nine until changed by amendment of this Certificate of Incorporation or the bylaws duly adopted by the vote of holders of a majority of the outstanding shares or by the board of directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Certificate of Incorporation or in the bylaws, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the board of directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at seven.

     2.   Written Ballot Not Required.  Elections of directors need not be by
          ---------------------------
written ballot unless the bylaws of the corporation so provide.

     3.   Removal of Directors Solely for Cause.  No director may be removed
          -------------------------------------
from office except for cause and only by the affirmative vote of the holders of a majority of the combined voting power of all outstanding shares of stock then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, directors who shall have been elected by the holders of a series or class of preferred stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.


                                   ARTICLE VI

     1.   Exculpation.  No director shall be liable to the corporation or any of
          -----------
its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing does not eliminate or limit any liability that may exist with respect to (a) a breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) liability under Section 174 of the Delaware General Corporation Law or (d) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited.

     2.   Indemnification.  The corporation may indemnify to the fullest extent
          ---------------
permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the corporation the power to indemnify.

     3.   Effect of Repeal or Modification.  Any repeal or modification of any
          --------------------------------
of the foregoing provisions of this Article VI shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase

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the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


                                  ARTICLE VII

     No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the board of directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.


                                  ARTICLE VIII

     The corporation shall have a perpetual existence.


                                   ARTICLE IX

     Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied except as fixed pursuant to the provisions of Section 2 of Article IV hereof relating to the rights of the holders of Preferred Stock. Except as otherwise required by law, special meetings of stockholders of the corporation may be called only by the Secretary of the corporation at the request in writing of a majority of the members of the board of directors.


                                   ARTICLE X

     In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the board of directors shall have the power to adopt, alter, amend, terminate or repeal the corporation's bylaws. The affirmative vote of at least 66-2/3% of the entire board of directors shall be required to adopt, alter, amend, terminate or repeal the corporation's By-laws.


                                   ARTICLE XI

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     The board of directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to (i) all relevant factors including, without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate or are located and on any of the businesses and properties of the corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the corporation's outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the board of director's estimate of the future value of the corporation (including the unrealized value of its properties and assets) as an independent going concern.


                                  ARTICLE XII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying Article V, Section 2, Article IX,
Article X, Article XI and Article XII, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 66 2/3% of the then-outstanding shares of stock of the corporation entitled to vote.

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     IN WITNESS WHEREOF,   this Amended and Restated Certificate of
Incorporation has been signed under the seal of the corporation as of this ____ day of __________, 1998.

                                    COLORADO GREENHOUSE
                                    HOLDINGS, INC. a Delaware corporation



                                    By:___________________________________
                                         James R. Rinella
                                         Chief Executive Officer

Attest:

___________________________________
Alan R. Fine, Secretary

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